Exhibit 10.2

PLEDGE AGREEMENT

between

PLUM CREEK VENTURES I, LLC

as the Pledgor

and

SOUTHERN DIVERSIFIED TIMBER, LLC

as the Secured Party

Dated as of October 1, 2008

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- ii -

PLEDGE AGREEMENT

This PLEDGE AGREEMENT dated as of October 1, 2008 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”) is made between Plum Creek Ventures I, LLC, a Delaware limited liability company as the pledgor, assignor and debtor (the “Pledgor”), in favor of Southern Diversified Timber, LLC, in its capacity as Lender pursuant to the Credit Agreement (as defined below), as pledgee, assignee and the secured party (the “Secured Party”).

R E C I T A L S :

A. The Pledgor, the Secured Party, and Plum Creek Timber Company, Inc., as guarantor, have concurrently with the execution and delivery of this Agreement, entered into that certain credit agreement dated as of October 1, 2008 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B. The Pledgor will receive substantial benefits under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) and is, therefore, willing to enter into this Agreement.

C. This Agreement is given by the Pledgor in favor of the Secured Party to secure the payment and performance of all of the obligations of the Pledgor under the Credit Agreement.

D. It is a condition to the obligation of the Secured Party to make the Loan under the Credit Agreement that the Pledgor execute and deliver this Agreement.

A G R E E M E N T :

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Secured Party hereby agree as follows:

ARTICLE I.

DEFINITIONS AND INTERPRETATION

SECTION 1.1 Definitions.

Unless otherwise defined herein or in the Credit Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC.

(a) Terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement.

(b) The following terms shall have the following meanings:

“Agreement” has the meaning assigned to such term in the Preamble hereof.

“Credit Agreement” has the meaning assigned to such term in Recital A hereof.

“Distributions” means, collectively, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Interest, from time to time received, receivable or otherwise distributed to the Pledgor in respect of or in exchange for any or all of the Pledged Interest.

“Loan Value” means a “proportionate share” of (i) the fair market value of Real Property owned by the Partnership and attributable to the Pledgor’s interest as a limited partner in the Partnership, determined as of the date on which the commitment by the Lender to make the Loan becomes binding on the Lender, reduced by (ii) any liens encumbering the Real Property owned by the Partnership, as well as by any other liabilities of the Partnership, on such date. The “proportionate share” shall be determined using the principles of Treasury Regulations Section 1.856-3(g).

“Partnership” means Plum Creek Timberlands, L.P.

“Partnership Agreement” means the Agreement of Limited Partnership of Plum Creek Acquisition Partners, L.P., dated as of July 16, 1998 between Plum Creek Timber I, L.L.C., as general partner, and Plum Creek Timber Company, Inc. as the sole limited partner, as amended by Amendment No. 1 to the Agreement of Limited Partnership of Plum Creek Acquisition Partners, L.P., and as further amended, amended and restated, supplemented or otherwise modified from time to time.

“Pledged Interest” has the meaning assigned to such term in Section 2.1.

“Pledgor” has the meaning assigned to such term in the Preamble hereof.

“Real Property” means “real property” within the meaning of Treasury Regulations Section 1.856-3(d).

“Secured Obligations” has the meaning assigned to such term in Section 2.1.

“Secured Party” has the meaning assigned to such term in the Preamble hereof.

“Securities Act” means the Securities Act of 1933, as amended.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Secured Party’s security interest in any item or portion of the Pledged Interest is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

SECTION 1.2 Interpretation. The rules of interpretation specified in the Credit Agreement (including Section 1.02 thereof) shall be applicable to this Agreement.

ARTICLE II.

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1 Grant of Security Interest.

The Pledgor hereby pledges, assigns, hypothecates, delivers, sets over and grants to the Secured Party, as security for the timely and punctual (i) payment when due of any and all sums from time to time owing by the Pledgor under the Credit Agreement and (ii) performance when due by the Pledgor of all its other obligations under the Loan Documents (collectively, the “Secured Obligations”), a lien on and perfected security interest in, prior to all other Liens, all of the Pledgor’s right, title and interest in, to and under the following, whether now owned or hereafter acquired (collectively, the “Pledged Interest”):

(a) all of the Pledgor’s interest as a limited partner in the Partnership, whether now owned or hereafter acquired, including without limitation all rights, privileges, authority and powers of the Pledgor as a partner, whether now existing or hereafter arising, whether under the terms of the Partnership Agreement or at law, or otherwise and the rights of the Pledgor under such Partnership Agreement to acquire additional interests as a general or limited partner in the Partnership and rights to acquire the partnership interests in the Partnership of other partners in the Partnership, or at law, or otherwise;

(b) the Pledgor’s interest, whether now owned or hereafter acquired, under any other agreement, now or hereafter in effect, with any other partner in the Partnership, providing for the right of the Pledgor to acquire or exercise its rights with respect to the partnership interest in the Partnership now or hereafter owned or held by any such other partner in the Partnership; and

(c) all proceeds of any of the foregoing and all income, cash flow, revenues, issues, profits, losses, distributions, payments, proceeds and other property of every kind and variety due, accruing or owing to, or to be turned over to, or disbursed to the Pledgor by the Partnership in connection with the Pledgor’s partnership interests therein, including, without limitation, all rights of the Pledgor to Distributions and payments as provided in the Partnership Agreement.

SECTION 2.2 Security for Secured Obligations. This Agreement secures the payment and performance of all Secured Obligations.

SECTION 2.3 Delivery of Pledged Interest. If the Pledgor shall become entitled to receive or shall receive any certificate, instrument, option or rights, whether as an addition to, in substitution of, or in exchange for the Pledged Interest or any part thereof, or otherwise, the Pledgor shall accept any such certificate, instrument, option or rights as the Secured Party’s agent, shall hold them in trust for the Secured Party, and shall deliver them forthwith to the Secured Party in the exact form received, with the Pledgor’s endorsement when necessary, or accompanied by duly executed instruments of transfer or assignments in blank or, if requested by the Secured Party, an additional pledge agreement or security agreement executed and delivered by the Pledgor, all in form and substance satisfactory to the Secured Party, to be held by the Secured Party, subject to the terms hereof, as further collateral security for the Secured Obligations.

SECTION 2.4 Waiver. The Pledgor hereby waives diligence, presentment, demand of any kind, filing of claims with a court in the event of receivership or bankruptcy, protests of any kind, notices of any kind, and all setoffs and counterclaims, to the extent permitted by applicable law.

SECTION 2.5 Further Assurances. The Pledgor agrees that at any time and from time to time, at its expense, to promptly execute and deliver all further instruments and documents (including, without limitation, financing statements or any additional pledge agreement or security agreement), and take all further action that, in the opinion of the Secured Party, may be necessary or reasonably desirable in order to perfect and protect any security interest in the Pledged Interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to the Pledged Interest or any part thereof, including, without limitation, the execution and delivery by the Pledgor to the Secured Party of an instrument pursuant to which the Pledgor approves of the identity and admission to the Partnership of any Person or entity who becomes an additional or substituted partner in the Partnership pursuant to the exercise by the Secured Party of the rights and remedies hereunder or under any of the other Loan Documents.

SECTION 2.6 Voting Rights; Distributions; Etc.

(a) So long as no Event of Default shall have occurred and be continuing:

(i) the Pledgor shall be entitled to exercise any and all voting, consent, managerial, election and other rights relating to the Pledged Interest and exercise all rights of conversion, exchange or any other rights, privileges or options pertaining to the Pledged Interest for any purpose not inconsistent with the terms of this Agreement or any other Loan Document; provided, however, that, the Pledgor shall not exercise or shall refrain from exercising any such right if such action or inaction would have an adverse effect on the Pledgor’s ability promptly to perform or pay any of its obligations when due hereunder or in accordance with any other Loan Document;

(ii) the Pledgor shall be entitled to receive any and all Distributions in respect of the Pledged Interest (whether as a Distribution of net cash flow or otherwise), provided such Distributions are applied by the Pledgor first to the payment of any principal of or interest then due or coming due on the Loan as required under the Credit Agreement; and

(iii) the Secured Party shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such instruments and certificates as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant and to receive the Distributions and allocations it is authorized to receive pursuant to this Section 2.6(a).

(b) Upon the occurrence and during the continuance of an Event of Default:

(i) the Secured Party may take such action as the Secured Party shall in its sole discretion deem necessary or desirable with respect to the Pledged Interest, and the Secured Party or its nominee may thereafter, in its sole discretion, without notice, exercise all voting, consent, managerial and other rights relating to the Pledged Interest and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to the Pledged Interest as if it were the absolute owner thereof, including, without limitation, the right to exchange, at its sole discretion, any and all of the Pledged Interest upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Partnership, all without liability except to account for property actually received by it, but the Secured Party shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing; and

(ii) all rights of the Pledgor to receive the Distributions which it would otherwise be authorized to receive pursuant to Section 2.6(a)(ii) shall cease, and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to such Distributions as additional security hereunder. All Distributions which are received by the Pledgor contrary to the provisions of this Section 2.6(b)(ii) shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of the Pledgor and shall be promptly paid over to the Secured Party in the same form as so received (with any necessary endorsement).

SECTION 2.7 Filings.

(a) The Pledgor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any relevant jurisdiction any financing statements and amendments thereto that contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Interest, including (i) whether the Pledgor is an organization, the type of organization and any organizational identification number issued to the Pledgor, and (ii) any financing or continuation statements or other documents, in each case, without the signature of the Pledgor where permitted by law, including the filing of a financing statement describing the Pledged Interest as “all assets now owned or hereafter acquired by the Pledgor or in which the Pledgor otherwise has rights”. The Pledgor agrees to provide all information described in the immediately preceding sentence to the Secured Party promptly upon request by the Secured Party.

(b) The Pledgor hereby ratifies its authorization for the Secured Party to file in any relevant jurisdiction any financing statements relating to the Pledged Interest if filed prior to the date hereof.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

The Pledgor makes the following representations and warranties, each of which shall survive the execution and delivery of this Agreement:

SECTION 3.1 Existence and Business of the Pledgor. The Pledgor is a limited liability company duly organized, validly existing and in good standing under the laws of the Delaware. The Guarantor’s Federal EIN is 91-1912863.

SECTION 3.2 Power and Authorization.

The Pledgor has full power and authority and the legal right to own the limited partnership interest in the Partnership, to perform the Partnership Agreement and this Agreement and any other Loan Document and to take all actions necessary to complete the transactions contemplated by the Partnership Agreement and this Agreement and any such other Loan Document. The Pledgor has taken all necessary action to authorize the transactions contemplated hereby on the terms and conditions of the Partnership Agreement and this Agreement and any other Loan Document, and to authorize the execution, delivery and performance of the Partnership Agreement and this Agreement and any other Loan Document.

SECTION 3.3 No Legal Bar. The performance of the Partnership Agreement will not violate any Law applicable to, or any contractual obligation of, the Pledgor. The performance of the Partnership Agreement will not result in, or require the creation or imposition of any Lien on any of the properties or revenues of the Pledgor pursuant to any Law or contractual obligation. No approvals or consents of any Person are required in connection with the performance by the Pledgor of the Partnership Agreement.

SECTION 3.4 Governmental Approval. No Governmental Approvals or other consents or approvals are required to be obtained by the Pledgor in connection with the performance of the Partnership Agreement by the Pledgor contemplated thereby.

SECTION 3.5 Pledged Interest Authorized. The Pledged Interest has been validly created and all contributions with respect to the Pledged Interest required to have been made as of the date hereof have been paid to the Partnership.

SECTION 3.6 Ownership of Pledged Interest. The Pledgor is the sole, legal, direct and beneficial owner of a limited partnership interest in the Partnership free and clear of any Lien or other encumbrance except for the pledge and security interest granted hereunder to the Secured Party. No financing statement covering the Pledged Interest is on file in any public office other than the financing statements filed pursuant to this Agreement. The Pledged Interest is not subject to any Law or contractual obligation that would prohibit or restrict the grant of the security interest in the Pledged Interest pursuant hereto or the disposition of the Pledged Interest by or to the Secured Party upon the occurrence and continuance of an Event of Default.

SECTION 3.7 Partnership’s Ownership of Real Property. The Partnership owns Real Property. The Loan Value of the Real Property owned by the Partnership exceeds the principal amount of the Loan. The fair market value of the Real Property owned by the Partnership constitutes at least 85% of the fair market value of all of the Partnership’s assets.

SECTION 3.8 Lien. The Pledgor’s pledge of the Pledged Interest hereunder and the filing of appropriate financing statements referred to in Section 3.9 hereof create a valid perfected security interest in the Pledged Interest and in the proceeds thereof, subject to no other Liens.

SECTION 3.9 Perfection. The Pledgor has executed and filed a financing statement pursuant to the UCC with the Secretary of State of the State of Delaware, which is the only jurisdiction in which a financing statement must be filed to perfect a security interest in the Pledged Interest.

SECTION 3.10 Partnership Agreement. The Partnership Agreement provides that (i) the Secured Party is deemed to satisfy all conditions to being a limited partner of the Partnership (the “Partnership Conditions”), subject to satisfaction of any legal or statutory requirements applicable to Secured Party becoming a limited partner of the Partnership, (ii) the Partnership Conditions are not so restrictive as to prevent Secured Party from being able to hold a commercially reasonable foreclosure sale of the Pledged Interest, (iii) the terms thereof related solely to the Pledged Interest cannot be amended without the consent of the Secured Party and (iv) the Secured Party is a third party beneficiary thereof.

ARTICLE IV.

COVENANTS

So long as the Secured Obligations remain outstanding, the Pledgor covenants and agrees with the Secured Party as follows:

SECTION 4.1 Restrictions on Sale, Transfer and Encumbrance of Pledged Interest. The Pledgor shall not sell, transfer, convey, encumber or otherwise dispose of, grant any option with respect to, or pledge any interest in, the Pledged Interest.

SECTION 4.2 Defense of Pledged Interest. The Pledgor will maintain the Pledged Interest free and clear of any security interest except the security interests granted hereunder and will defend the Secured Party’s right, title and security interest in and to the Pledged Interest against the claims of any Person.

SECTION 4.3 Compliance with Partnership Agreement. The Pledgor will comply with the Partnership Agreement.

SECTION 4.4 Taxes. The Pledgor will pay and discharge all Taxes imposed on it or on its income or profits or on any of its property prior to the date on which interest or penalties attach thereto and all claims, levies or liabilities (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable or, if unpaid, might become a Lien upon any of the Pledged Interest.

SECTION 4.5 Change of Name; Address. The Pledgor shall give the Secured Party 30 days’ prior written notice of any change of its name, its jurisdiction or form of organization or its Unified Business Identifier number. If requested by the Secured Party, the Pledgor shall file additional UCC financing statements to reflect any such change.

ARTICLE V.

RECOGNITION OF PLEDGE; SUBSTITUTION FOR PLEDGOR

SECTION 5.1 Partnership Acknowledgement. The Pledgor shall deliver to the Secured Party an acknowledgment of the Partnership in the form of Exhibit 1, acknowledging the pledge of the Pledged Interest to the Secured Party hereunder and making the undertakings set forth therein.

SECTION 5.2 Partners’ Acknowledgement. The Pledgor shall deliver to the Secured Party an acknowledgement and consent of each of the other partners in the Partnership in the form of Exhibit 2, to the effect that, if an Event of Default shall have occurred and be continuing, then, the Secured Party shall be entitled to become a substitute limited partner in the Partnership or to designate another Person to become such substitute limited partner.

ARTICLE VI.

REMEDIES

SECTION 6.1 Remedies.

(a) Upon the occurrence and during the continuance of any Event of Default, the Secured Party may from time to time exercise in respect of the Pledged Interest, in addition to the other rights and remedies provided for herein or otherwise available to it all the rights and remedies of a secured party on default under the UCC, and the Secured Party may also in its sole discretion, without notice except as specified in Section 6.2 hereof, sell, assign or grant a license to use the Pledged Interest or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable. Notwithstanding the foregoing, other than in the case of an Event of Default under Section 7.01(a)(ii) of the Credit Agreement, Secured Party shall not complete the foreclosure or other Disposition (as defined below) of any property pledged under this Agreement prior to the date that is six months from the date Secured Party first gave notice of such Event of Default to Pledgor. The Secured Party or any of its affiliates may be the purchaser, licensee, assignee or recipient of the Pledged Interest or any part thereof at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Interest sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations owed to the Secured Party as a credit on account of the purchase price of the Pledged Interest or any part thereof payable by the Secured Party at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Secured Party shall not be obligated to make any sale of the Pledged Interest or any part thereof regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Pledgor hereby waives, to the fullest extent permitted by law, any claims against the Secured Party arising by reason of the fact that the price at which the Pledged Interest or any part thereof may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Secured Party accepts the first offer received and does not offer such Pledged Interest to more than one offeree.

(b) Pledgor acknowledges that the Pledged Interest would, if owned by a purchaser at a foreclosure sale, have a lesser value than if the Pledged Interest were owned by the Pledgor. Secured Party shall have no obligation to obtain the consent of any partner to the limited partnership prior to any sale, assignment, grant of a license to use or other disposition of the Pledged Interest at public or private proceedings (a “Disposition”); provided that any purchaser of such interest will be required to satisfy the conditions of the Partnership Agreement applicable to it, including making certain representations, prior to becoming a limited partner of the partnership. Pledgor agrees that it will endeavor to maximize the value of the Pledged Interest, but acknowledges that Secured Party is under no obligation to so maximize the Pledged Interest value, because, among other things, Secured Party has more limited rights under applicable law than does the Pledgor cost-effectively to enforce certain rights associated with the Pledged Interest.

(i) Pledgor acknowledges that the publication of a notice of sale or similar advertisement in national, regional or local publications is disporportionate to the value of the Collateral and any potential benefit and, therefore, should be regarded as cost prohibitive and, moreover, is unlikely to reach the type of third party buyer interested in purchasing the Pledged Interest. Pledgor further acknowledges and agrees that (i) Secured Party shall have no obligation to publish a notice of sale in any national, regional or local publication except as required by statute and, (ii) should Secured Party notify primary known buyers of timberlands (which shall be deemed to include all timber REITs actually known of by Secured Party, The Campbell Group or any of its affiliates and CalPERS), such notification shall be deemed commercially reasonable. Pledgor also agrees at its own expense promptly to assure delivery of such notice of such sale to everyone known or suspected by Pledgor to have any interest in purchasing such assets. Pledgor acknowledges that Secured Party is not a dealer in the timber property underlying the Pledged Interest. Pledgor, by virtue of Pledgor’s experience in the timber industry, has special information about prospective buyers interested in bidding on the Pledged Interest and the best means to reach such buyers (“Buyer Information”). Pledgor agrees to deliver to Secured Party such Buyer Information promptly upon request by Secured Party and, if Pledgor fails to provide such Buyer Information as requested, shall indemnify and hold harmless Secured Party from any later claims by Pledgor of inadequacy of notice of sale or any related loss, cost, liability or expense on account thereof.

(ii) Pledgor acknowledges and agrees that Secured Party is under no obligation, in the event of a Disposition to a third party, to accept any proceeds other than immediately available funds indefeasibly paid free and clear of all liens, claims and encumbrances. In order to complete a Disposition in a timely manner, Pledgor acknowledges and agrees that Secured Party may purchase the Pledged Interest in a

Disposition and Secured Party may bid any price for the Pledged Interest and set off against the Secured Obligations the amount of such credit bid, up to the amount of the Secured Obligations.

SECTION 6.2 Notice of Sale. The Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of the Pledged Interest or any part thereof shall be required by law, ten (10) days’ prior notice to the Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to the Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

SECTION 6.3 Waiver of Notice and Claims. The Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Secured Party’s taking possession or the Secured Party’s disposition of the Pledged Interest or any part thereof, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which the Pledgor would otherwise have under law, and the Pledgor hereby further waives, to the fullest extent permitted by applicable law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Secured Party’s rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. The Secured Party shall not be liable for any incorrect or improper payment made pursuant to this Article VI in the absence of gross negligence or willful misconduct on the part of the Secured Party. Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Interest shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against the Pledgor and against any and all persons claiming or attempting to claim the Pledged Interest so sold, optioned or realized upon, or any part thereof, from, through or under the Pledgor.

SECTION 6.4 Certain Sales of Pledged Interest.

(a) The Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Secured Party may be compelled, with respect to any sale of all or any part of the Pledged Interest, to limit purchasers to those who meet the requirements of such Governmental Authority. The Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Secured Party than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Secured Party shall have no obligation to engage in public sales.

(b) The Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, the Secured Party may be compelled, with respect to any sale of all or any part of the Pledged Interest, to limit purchasers to persons who will agree, among other things, to acquire such Pledged Interest for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Secured Party than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Interest for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.

SECTION 6.5 No Waiver; Cumulative Remedies.

(a) No failure on the part of the Secured Party to exercise, no course of dealing with respect to, and no delay on the part of the Secured Party in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Secured Party be required to look first to, enforce or exhaust any other security, collateral or guaranties. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law or otherwise available.

(b) In the event that the Secured Party shall have instituted any proceeding to enforce any right, power, privilege or remedy under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Secured Party, then and in every such case, the Pledgor and the Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Interest, and all rights, remedies, privileges and powers of the Secured Party and the other Secured Parties shall continue as if no such proceeding had been instituted.

SECTION 6.6 No Instructions. The Secured Party agrees that, unless and until an Event of Default has occurred and is continuing under the Credit Agreement, the Secured Party will not give any instructions to the Partnership with respect to the Pledged Interest.

ARTICLE VII.

MISCELLANEOUS

SECTION 7.1 Nonrecourse Obligation of the Pledgor. Notwithstanding anything in this Agreement or any other Loan Document to the contrary and except as otherwise provided in this Section 7.1, the liability of the Pledgor under the Loan Documents is limited to the Pledged Interest, provided that the Secured Party shall have full recourse against the Pledgor and the Pledgor shall be liable for the full payment of (a) the amount of any income, proceeds or profits of the Pledged Interest and any funds constituting a part of the Pledged Interest that are, at the time of receipt, required for the payment of amounts that are then due and payable under the Loan Documents and that are not so used, (b) the amount of any loss suffered by the Secured Party as a result of misrepresentations or fraud by or on behalf of the Pledgor in connection with this Agreement or the other Loan Documents, (c) the amount of any loss suffered by the Secured Party as a result of any transfer of the Pledged Interest or as a result of any attempt by or on behalf of the Pledgor to hinder, delay or defeat the Secured Party’s realization on this Agreement (including without limitation the filing of any bankruptcy or insolvency proceeding or action to enjoin foreclosure), (d) interest on the amounts described in the foregoing clauses (a) through (c) at the Interest Rate and (e) attorneys’ fees and other costs incurred by the Secured Party in collecting any of the amounts described in the foregoing clauses (a) through (d).

SECTION 7.2 Concerning the Secured Party.

(a) The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Interest in its possession if such Pledged Interest is accorded treatment substantially equivalent to that which the Secured Party, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that the Secured Party shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Interest, whether or not the Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any person with respect to any Pledged Interest.

(b) The Secured Party shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

SECTION 7.3 Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Pledged Interest and shall (i) be binding upon the Pledgor, its respective successors and assigns and (ii) inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of the Secured Party and its respective successors, transferees and assigns. No other Persons (including any other creditor of the Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), the Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other Person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to the Secured Party, herein or otherwise, subject however, to the provisions of the Credit Agreement requiring the consent of the Pledgor to any assignment. The Pledgor agrees that its obligations hereunder and the security interest created hereunder shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of all or any part of the Secured Obligations is rescinded or must otherwise be restored by the Secured Party upon the bankruptcy or reorganization of the Pledgor or otherwise.

SECTION 7.4 Termination; Release. When all the Secured Obligations have been paid in full, this Agreement shall terminate. Upon termination of this Agreement the Pledged Interest shall be released from the Lien of this Agreement. Upon such release or any release of Pledged Interest or any part thereof in accordance with the provisions of the Credit Agreement, the Secured Party shall, upon the request and at the sole cost and expense of the Pledgor, assign, transfer and deliver to the Pledgor, against receipt and without recourse to or warranty by the Secured Party except as to the fact that the Secured Party has not encumbered the released assets, such of the Pledged Interest or any part thereof to be released (in the case of a partial release) as may be in possession of the Secured Party and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Pledged Interest, proper documents and instruments (including UCC 3 termination financing statements or releases) acknowledging the termination hereof or the release of such Pledged Interest, as the case may be.

SECTION 7.5 Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by the Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by the Secured Party. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by the Pledgor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Secured Obligations, no notice to or demand on the Pledgor in any case shall entitle the Pledgor to any other or further notice or demand in similar or other circumstances.

SECTION 7.6 Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, as to the Pledgor, addressed to it at the address set forth in the Credit Agreement and as to the Secured Party, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 7.6.

SECTION 7.7 Governing Law, Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. Sections 9.09 and 9.10 of the Credit Agreement are incorporated herein, as if a part hereof.

SECTION 7.8 Severability of Provisions. Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

SECTION 7.9 Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement.

SECTION 7.10 Business Days. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.

SECTION 7.11 No Release. Nothing set forth in this Agreement or any other Loan Document, nor the exercise by the Secured Party of any of the rights or remedies hereunder, shall relieve the Pledgor from the performance of any term, covenant, condition or agreement on the Pledgor’s part to be performed or observed under or in respect of any of the Pledged Interest or from any liability to any person under or in respect of any of the Pledged Interest or shall impose any obligation on the Secured Party to perform or observe any such term, covenant, condition or agreement on the Pledgor’s part to be so performed or observed or shall impose any liability on the Secured Party for any act or omission on the part of the Pledgor relating thereto or for any breach of any representation or warranty on the part of the Pledgor contained in this Agreement or the other Loan Documents, or under or in respect of the Pledged Interest or made in connection herewith or therewith. Anything herein to the contrary notwithstanding, the Secured Party shall not have any obligation or liability under any contracts, agreements and other documents included in the Pledged Interest by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Pledgor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Pledged Interest hereunder. The obligations of the Pledgor contained in this Section 7.11 shall survive the termination hereof and the discharge of the Pledgor’s other obligations under this Agreement and the other Loan Documents.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the Pledgor and the Secured Party have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

THE PLEDGOR:

PLUM CREEK VENTURES I, LLC, a Delaware limited liability company

By:	Plum Creek Timber Company, Inc., its Member

By:	/s/ Joan K. Fitzmaurice
Name:	Joan K. Fitzmaurice
Title:	Vice President, Corporate Communications, Audit and Information Technology

THE SECURED PARTY:

Southern Diversified Timber, LLC, a Delaware limited liability company

By:	TCG / Southern Diversified Manager, LLC, a Delaware limited liability company, its Manager

	By:	The Campbell Group, LLC a Delaware limited liability company, its Managing Member

		By:	/s/ John Gilleland
		Name:	John Gilleland
		Title:	President

EXHIBIT 1

[Form of]

PARTNERSHIP ACKNOWLEDGMENT

The undersigned hereby (i) acknowledges receipt of the Pledge Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement) dated as of October __, 2008, made by Plum Creek Ventures I, LLC, a Delaware limited liability company (the “Pledgor”), in favor of Southern Diversified Timber, LLC, a Delaware limited liability company (the “Secured Party”), (ii) agrees promptly to note on its books the security interests granted to the Secured Party and confirmed under the Pledge Agreement, (iii) agrees that it will comply with instructions of the Secured Party with respect to the Pledged Interest without further consent by the Pledgor, and (iv) agrees to notify the Secured Party upon obtaining knowledge of any interest in favor of any Person in the applicable Pledged Interest that is adverse to the interest of the Secured Party therein.

PLUM CREEK TIMBERLANDS, L.P.

By:	Plum Creek Timber I, L.L.C., its general partner

	By:	Plum Creek Timber Company, Inc., its managing member

By:
Name:
Title:

EXHIBIT 2

[Form of]

PARTNERS’ ACKNOWLEDGMENT

Each of the undersigned hereby (i) acknowledges receipt of the Pledge Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement) dated as of October     , 2008, made by Plum Creek Ventures I, LLC, a Delaware limited liability company (the “Pledgor”), in favor of Southern Diversified Timber, LLC, a Delaware limited liability company (the “Secured Party”), and (ii) consents to the admission as a substitute limited partner in the Partnership of the Secured Party or any other Person acquiring the Pledged Interest, in each case in connection with the default and foreclosure of the pledge under the Pledge Agreement, provided that the Secured Party or such other Person delivers the documents required by Article XI of the Partnership Agreement and otherwise satisfies the conditions of transfer under the Partnership Agreement.

PLUM CREEK TIMBER I, L.L.C., as general partner

	By:	Plum Creek Timber Company, Inc., its managing member

By:
Name:
Title:

PLUM CREEK TIMBER COMPANY, INC., as limited partner

By:
Name:
Title: